Lord Abbett Tax-Free Income Trust Florida Series
Post Effective Amendment No. 13 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                                          PERIOD ENDING OCTOBER 31, 1996

P  =  (1 + T)N = ERV

1 YEAR                                           LIFE OF FUND*

$992                                              $1,320

P  =  1,000                                      P  =  1,000

N  =  1                                             N  =  5.104

ERV  = 992                                         ERV  =  1,320

                                         T  =  Average annual total return


1,000 (T + T)1  = 992                     1,000 (1 + T)5.104  =  1,320

(1 + T)1  =   992                        (1 + T)5.104            =  1,320
             ----                                                   -----
             1,000                                                   1,000

T  =   (992)1                             (T + T)        = (1,320).1959
      (1,000)                                              (1,000)

T  =   (992)1    -1                    T                  =  (1,320).1959  -1
      (1,000)                                                (1,000)

T  =  -0.80%                                                 = 5.59%


*The Fund's Florida Series commenced operations on 9/25/91.

                                                             EXHIBIT 16
Lord Abbett Tax-Free Income Trust Georgia Series
Post Effective Amendment No. 13 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                                          PERIOD ENDING OCTOBER 31, 1996

1 YEAR                                                   LIFE OF FUND*

1,015                                                        $1,149

P= 1,000                                                     P = 1,000

N= 1                                                         N = 1.847

ERV= 1,015                                                   ERV = 1149

                         T = Average annual total return


1,000 (1 + T)1   = 1015                        1,000 (1 + T)1.847  = 1,149

(1+T) =    (1015)1                               (1+T)1.847 = (1,149).5414
           (1000)                                               (1000)

T =        (1,015)1 -1                          T =           (1,149).5414 -1
            (1,000)                                               (1,000)

T=         1.50%                                       T=         7.81%

Lord Abbett Tax-Free Income Trust Michigan Series
Post Effective Amendment No. 13 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                                          PERIOD ENDING OCTOBER 31, 1996

         P = (1 + T)N = ERV


         $1,005                                                $1,247

         P = 1,000                                            P = 1,000

         N = 1                                                N = 3.917

         ERV = 1,005                                          ERV = 1,247

                                          T = Average annual total return


1,000 (1 + T)1  =  1,005               1,000 (1 + T)3.917  =  1,247

(1+T)         =   1,005                 (1+T)3.917        =   1,247
                  -----                                       -----
                  1,000                                       1,000

1 + T      =      1,005                   1 + T      =     (1,247).2553
                 ------                                     ------
                  1,000                                    (1,000)

T      =        (1,005) -1               T      =        ( 1,247).2553  -1
                ------                                    -------
                (1,000)                                  (1,000)

T =               .50%                    T     =         5.80%


* The Fund's Michigan Series commenced operations on 12/1/92

Lord Abbett Tax-Free Income Trust Pennsylvania Series
Post Effective Amendment No. 13 on form N-1A


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                                          PERIOD ENDING OCTOBER 31, 1996

    P = (1 + T)N = ERV

       1 YEAR                                                   LIFE OF FUND*

       $1,006                                                     $1,329

       P = 1,000                                                  P = 1,000

       N = 1                                                      N = 4.75

       ERV = 1,006                                              ERV = 1,329

                                          T = Average annual total return


1,000 (1 + T)1  =  1,006                    1,000 (1 + T)4.75   =  1,329

(1 + T)1  =  1,006                          (1 + T)4,75          =  1,329
             -----                                                  -----
             1,000                                                  1,000

1 + T  =   1,006                            (1 + T)               = (1,329).211
          -------                                                   -------
           1,000                                                    (1,000)

T    =   (1,006) -1                         T                 =  (1,329) .211 -1
         -------                                                 --------
         (1,000)                                                 (1,000)

T    =  .60%                                T                    =  6.18%



*  The Fund's Pennsylvania Series commenced operations on 2/3/92.

Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Florida Series Post-Effective Amendment No. 13 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             ENDED OCTOBER 31, 1995

                           YIELD = 2[(A-B + 1)6 -1]  = 5.02%
                                            cd

W a = Fund dividends and interest earned during the period in the amount of $724,116.

           b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $53,593.

           c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                     32,187,821.

          d  =     the maximum offering price per Fund share on the last day of the period was $5.03.


1 -  .3779 (Tax rate used) - .64

5.02% divided by .64  =  7.84% Tax Equivalent Yield

                                                                     EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Class C shares of the Florida Series Post-Effective Amendment No. 13 on Form N-1A.



                           YIELD FORMULA

                             For the 30 Days
                            ENDED OCTOBER 31, 1996

                     YIELD = 2[(A-B + 1)6 -1]  = 4.59%
                                    cd

Whe a = Fund dividends and interest earned during the period in the amount of $42,875.

           b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $7,866.

           c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                           1,928,139.

           d  =     the maximum offering price per Fund share on the last day of the period was $4.79.


1 -  .36 (Tax rate used) - .64

4.59% divided by .64  =  7.17% Tax Equivalent Yield

Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Georgia Series Post-Effective Amendment No.13 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             ENDED OCTOBER 31, 1996

                           YIELD = 2[(A-B + 1)6 -1]  = 4.66%
                                            cd

Where         a     Fund dividends and interest earned during the period  in the amount of $44,371.

              b     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $2,500.

             c           = the average  daily number of Fund shares  outstanding
                         during  the  period  that  were   entitled  to  receive
                         dividends were
                          2,014,290.

             d  =   the maximum offering price per Fund share on the last day of the period was $5.40.


1 -  .3984 (Tax rate used) - .6016

4.66% divided by .6016  =  7.75% Tax Equivalent Yield

Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Michigan Series Post-Effective
Amendment No. 13 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             ENDED OCTOBER 31, 1996

                           YIELD = 2[(A-B + 1)6 -1]  = 4.78%
                                            cd

Where:     a  =     Fund dividends and interest earned during the period  in the amount of $243,739.

           b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $24,431.

           c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                           10,742,245.

           d  =     the maximum offering price per Fund share on the last day of the period was $5.12.


1 -  .3886 (Tax rate used) - .6114

4.78% divided by .6114  =  7.82% Tax Equivalent Yield

                                                    EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Tax-Free Income Trust, Pennsylvania Series Post-Effective Amendment No.
13 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             ENDED OCTOBER 31, 1996

                           YIELD = 2[(A-B + 1)6 -1]  = 4.92%
                                            cd

Where:   a  =     Fund dividends and interest earned during the period  in the amount of $445,812.

         b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $50,173.

         c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                           18,519,745.

         d  =     the maximum offering price per Fund share on the last day of the period was $5.26.


1 -  .3779 (Tax rate used) - .6221

4.92% divided by .6221  =  7.91% Tax Equivalent Yield